                                                                   EXHIBIT 10.15

                      PGM CONCENTRATE REFINING AGREEMENT

    THIS PGM CONCENTRATE REFINING AGREEMENT (this "Agreement") is made as of the 8th day of May, 1996, by and between S.A. UNION MINIERE N.V. Business Unit Hoboken, incorporated under the laws of Belgium ("Union Miniere"), and STILLWATER MINING COMPANY, a Delaware corporation authorized to conduct business in the State of Montana ("SMC").

                                  WITNESSETH:

    WHEREAS, Union Miniere owns certain facilities in Belgium (the "Facility") capable of treating PGM Concentrate (as such term is defined herein);

    WHEREAS, SMC intends to mine, mill and process minerals from its present mine in Nye, Montana as described herein (the "Stillwater Mine"); and

    WHEREAS, SMC desires Union Miniere to treat and refine the PGM Concentrate produced by SMC from the Stillwater Mine, and Union Miniere desires to treat and refine the PGM Concentrate at its Facility.

    NOW, THEREFORE, for and in consideration of the premises and of the several and mutual agreements herein contained, value and sufficiency being hereby acknowledged, the Parties agree as follows:


1.  DEFINITIONS
    -----------

    Throughout this Agreement, the following terms shall mean:

          1.1 AGREED CONTENT means the concentration of a metal found in the PGM Concentrate as set forth in the Final Assay determined in accordance with Section 12 hereof.

          1.2 DATE OF DELIVERY means the date the PGM Concentrate is received by Union Miniere as acknowledged in accordance with Section 6.3 hereof.

          1.3 FACILITY means Union Miniere's Belgian facilities capable of treating and refining PGM Concentrate.

          1.4 FINAL ASSAY means the determination of the concentrations of metals in the PGM Concentrate on which the return of metals by Union Miniere to SMC will be based under this Agreement.

          1.5 FINAL VALUE means the market value of returnable and payable metals less payable charges.

          1.6  G means gram, i.e., 0.001 Kg.

          1.7 HEREOF, HEREIN, HERETO, HEREUNDER refers to this Agreement as a whole and not solely to a particular subdivision thereof in which the same appear.

          1.8  KG means kilogram, i.e., 1,000g, or 32.1507 tr oz.

          1.9 LOT means a quantity of PGM Concentrate delivered to Union Miniere in one shipment of approximately 200 to 400 pounds per shipment.

          1.10 PARTY OR PARTIES means Union Miniere and SMC, individually or collectively as the context implies, and the successors and assigns of any Party which shall have become a Party hereto in accordance with the terms hereof.

          1.11 PLATINUM GROUP METALS OR PGM means, collectively, platinum, palladium and rhodium.

          1.12 PGM CONCENTRATE means materials produced by SMC and containing principally platinum, palladium and rhodium and generally having the composition as described in Section 5 hereof.

          1.13 PROVISIONAL INVOICE means an invoice for charges by Union Miniere to SMC based on the lowest results of the assays performed in accordance with Section 12.

          1.14 RETURNABLE METALS means the metals contained in the PGM Concentrate to be refined and returned to SMC's account by Union Miniere in the quantities, at the purity levels and otherwise as required by Section 10.1 hereof.

          1.15 SMC ACCOUNT means the account for Returnable Metals established with Union Miniere in accordance with Section 10.4 hereof.

          1.16 STILLWATER MINE means SMC's present mine in Nye, Montana.

          1.17 TR OZ means ounce, i.e., 31.1035 grams.

          1.18 U.S. means United States dollars, the lawful currency of the United States of America.


2.  DELIVERY OF PGM CONCENTRATE; REFINING; RETURN OF METALS
    -------------------------------------------------------

          2.1  DELIVERY BY SMC

               SMC shall deliver to Union Miniere PGM Concentrate in the quantities and with the composition and otherwise in accordance with the terms and conditions of this Agreement.

          2.2  REFINING OF PGM CONCENTRATE; RETURN OF METALS

               Union Miniere shall take delivery of the PGM Concentrate provided by SMC under this Agreement, and shall treat and refine the PGM Concentrate and return certain metals contained in the PGM Concentrate upon the terms and conditions of this Agreement.


3.  TERM AND TERMINATION
    --------------------

          3.1  TERM

               This Agreement will remain in force and effective until December 31, 2000, unless extended or terminated by written agreement of the Parties, or terminated according to the provisions of this Agreement.

          3.2  OPTIONAL EARLY TERMINATION

               At its option, SMC may terminate this Agreement by notifying Union Miniere in writing at least one hundred and eighty (180) days in advance of the date of such termination. In the event of such optional termination as provided in this Section 3.2, SMC shall pay to Union Miniere (in addition to payment of charges due in accordance with Section 11 for processing already performed), as liquidated damages and not as a penalty, an amount of money indicated for the respective period during which the date of such termination occurs as follows:

          Period during which                                    Amount
          Date of Termination Occurs                              ($US)
          --------------------------                            ---------
          Effective date through December 31, 1996              3,500,000
          January 1, 1997 through December 31, 1997             2,800,000
          January 1, 1998 through December 31, 1998             2,000,000
          January 1, 1999 through December 31, 1999             1,400,000
          January 1, 2000 through December 31, 2000               700,000

               The liquidated damages provided for herein shall be Union Miniere's sole and exclusive remedy for SMC's optional early termination of this Agreement in accordance with this Section 3.2.

          3.3  EXTRAORDINARY EARLY TERMINATION

               Notwithstanding the provisions of Section 3.2 hereof, SMC may terminate this Agreement by notifying Union Miniere in writing at least thirty (30) days in advance of the date of such termination, without payment of the liquidated damages set forth in Section 3.2 or any penalty or other amounts except payment of charges due in accordance with Section 11 for processing already performed, under the following circumstances:

                   3.3.1  Force Majeure.  A condition or conditions of force
                          -------------
               majeure continue for the applicable periods set forth in Section
               15.2 hereof; or

                   3.3.2  Change in Law.  An order, statute, rule, regulation,
                          -------------
               executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any governmental or regulatory authority or instrumentality or court of competent jurisdiction that materially adversely affects the transactions contemplated by this Agreement, the market conditions thereof or the economic benefits to SMC thereof; or

                   3.3.3  Default by Union Miniere.  Union Miniere defaults in
                          ------------------------
               the performance of its obligations hereunder in accordance with
               Section 13.2 hereof.


4.  QUANTITIES
    ----------

    In each calendar year of this Agreement, SMC shall ship to Union Miniere under this Agreement, and Union Miniere will treat, PGM Concentrate in quantities which shall be the lesser of the (i) ounces of platinum group metals or (ii) percentage of total calendar year production from the Stillwater Mine in accordance with the following schedule for the respective calendar years:

                               PRODUCTION RANGES
                               -----------------

                Calendar            PGM             Percentage of Total
                  Year             Ounces         Calendar Year Production
                --------          ---------       ------------------------
                  1996              291,600                  90%
                  1997              338,100                  70%
                  1998              350,000                  70%
                  1999              350,000                  70%
                  2000              350,000                  70%
                                  ---------
                                  1,679,700

5.  QUALITY
    -------

          5.1  HISTORICAL AVERAGE QUALITY OF PGM CONCENTRATE

               The PGM Concentrate is expected to have the following approximate composition, based on average composition of PGM Concentrate produced by SMC at its pilot plant in 1994:

                  1994 AVERAGE COMPOSITION OF PGM CONCENTRATE
                  -------------------------------------------

                        Average                 Average
                        Component        %     Component     %
                        ---------      ----    ---------   ----
                           Pt          10.5       Ni        3.2
                           Pd          34.0        S        6.0
                           Rh           0.3       Pb        2.3
                           Au           0.6       As        0.2
                           Ag           0.2       Si        0.1
                           Co           0.1       Se        1.1
                           Cu           7.5       Te       0.04
                           Fe           3.3

          5.2  MATERIAL CHANGES IN PGM CONCENTRATE COMPOSITION

               In the event that the composition of PGM Concentrate delivered hereunder departs materially from the composition described in Section
          5.1 above, Union Miniere and SMC will negotiate in good faith with full disclosure to overcome any significant economic hardships or technical difficulty which either Union Miniere or SMC may suffer as a result thereof.


6.  SHIPMENT AND DELIVERY; RECEIPT
    ------------------------------

          6.1  SHIPMENT

               Shipment shall be made at a regular rate during the term of this Agreement. The PGM Concentrate will be dispatched in Lots which will be packed and sealed in 55 kg drums. More than one Lot may be shipped by SMC to Union Miniere at a time.

          6.2  DELIVERY

               Delivery shall be free of all charges Brussels Airport, at which time possession of the PGM Concentrate shall transfer to Union Miniere.

          6.3  RECEIPT

               Union Miniere shall promptly notify SMC in writing when it has received PGM Concentrate at the Brussels Airport. Acknowledgment by Union Miniere of delivery, on carrier's receipt, will not constitute agreement as to description, weight or composition of the PGM Concentrate received.


7.  RISK OF LOSS
    ------------

    All risk of loss or damage to the PGM Concentrate and contained metals from all causes shall be assumed by the Party in possession of such PGM Concentrate and contained metals. Risk of loss of the PGM Concentrate and contained metals shall pass to Union Miniere upon receipt and acceptance of the PGM Concentrate by Union Miniere. Risk of loss shall remain with Union Miniere through the refining process and will continue thereafter as to any and all Returnable Metals which have been returned to SMC's account established in Section 10.4 hereof until such time as such Returnable Metals have been transferred or exported at the written direction of SMC in accordance with Section 14 hereof.


8.  INSURANCE
    ---------

          Union Miniere shall acquire and maintain adequate insurance to cover 100% of the value of the PGM Concentrate and contained metals while in Union Miniere's possession.


9.  WEIGHING; SAMPLING; MOISTURE
    ----------------------------

          9.1  PROCEDURES

               Except as provided in Section 9.4, weighing, sampling and moisture determinations as to each Lot shall be conducted by Union Miniere at the Facility in accordance with the procedures set forth in Exhibit A attached hereto and by this reference incorporated herein. Union Miniere shall provide to SMC and retain for themselves four (4) sealed samples per Lot: three (3) for it's own assays and one (1) to be set aside for purposes of an umpire assay in accordance with
          Section 12.4 hereof. Union Miniere shall treat the PGM Concentrate only after executing and delivering to SMC a weighing and sampling report which certifies compliance with the procedures set forth in Exhibit A.

          9.2  SMC REPRESENTATIVE

               SMC shall be entitled to be represented at weighing, sampling and moisture determinations, at its own cost, by a supervising company whose nomination shall be subject to Union Miniere's approval which approval shall not be unreasonably withheld. An unexhaustive list of representatives approved by Union Miniere as of the date hereof is attached hereto as Exhibit B. SMC shall nominate any such representative by providing written notice to Union Miniere which indicates the name of the representative and the particular Lot or Lots which it is supervising on behalf of SMC. If no representative has been so nominated by SMC within a reasonable time after SMC has received notice from Union Miniere of the date and time for sampling as provided in Section 9.1, then SMC will not be represented.

          9.3  SEPARATE TREATMENT OF LOTS

               Each Lot shall be considered complete and separate for all accounting purposes under this Agreement.

          9.4  ALTERNATIVE PROCEDURES

               Weighing, sampling and moisture determinations as to each Lot shall be conducted by Union Miniere in accordance with Section 9.1, except that SMC may hereinafter notify Union Miniere in writing of certain alternative procedures to be followed for such weighing, sampling and moisture determinations as to each Lot, including but not limited to procedures involving performance of certain of such determinations by SMC at the Stillwater Mine facilities, which alternative procedures shall, after approval by the Parties, be incorporated herein and thereafter implemented for Lots delivered under this Agreement.


10. RETURNABLE METALS
    -----------------

          10.1 PERCENTAGE OF METAL RETURNS; PURITY

               Union Miniere shall return to SMC, in accordance with this Agreement, the respective percentages of the Agreed Content of the metals contained in the PGM Concentrate, in the form of minimum purity sponge conforming to ASTM specification B561-84 in the respective percentages of minimum purity, as set forth in Exhibit C. SMC may, upon written notice, direct Union Miniere to provide Returnable Metals in the form of solution rather than sponge with the same respective minimum purity levels as set forth in Exhibit C.

          10.2 RETURN OF METALS

               Union Miniere shall make available to SMC or credit to the SMC account, within the time periods set forth in Section 10.3, the Returnable Metals. Said Returnable Metals shall be returned unpackaged, ex Facility, unless otherwise requested by SMC. SMC shall bear any costs of such packaging.

          10.3 TIME FOR RETURN OF THE METALS

               Platinum, palladium, silver and gold shall be made available by Union Miniere to SMC or credited to the SMC account no later than twenty (20) days after the Date of Delivery. Rhodium shall be made available by Union Miniere to SMC or credited to the SMC account no later than fifty (50) days after the Date of Delivery.

          10.4 SMC ACCOUNT

               In order to establish proper accounting for the Returnable Metals due to SMC under this Agreement, Union Miniere shall establish an account in the name of SMC which will reflect the accurate amounts of each element of Returnable Metal so held by Union Miniere, subject to the further orders of SMC. Union Miniere shall store, safeguard and insure all precious metals accounted for in said account, at no charge to SMC. SMC may require physical delivery of Returnable Metals held in the SMC account, or it may draw upon its account to transfer to other third party accounts held by Union Miniere upon written direction to Union Miniere in accordance with Section 14 hereof.

11.       CHARGES
          -------

          11.1 TREATMENT AND REFINING CHARGES

               SMC shall pay to Union Miniere the charges set forth in Exhibit D which shall be adjusted only in accordance with Section 11.2 hereof and shall be the total amount due to Union Miniere for its treatment and refining of the PGM Concentrate and the contained metals therein under this Agreement. Such charges shall be calculated based on the ounces of each element of Returnable Metals determined by the Agreed Content to be present in the PGM Concentrate and shall apply pro rata to fractional amounts. No other charges shall be made by SMC to Union Miniere under this Agreement.

          11.2 ADJUSTMENT OF CHARGES

               The charges payable in accordance with Section 11.1 shall remain fixed at the levels specified in such Section 11.1 for a period of thirty-six (36) months, commencing January 1, 1996. Thereafter, such charges may be adjusted for the succeeding twenty-four (24) calendar months only after the Parties have agreed in writing as to the charges to be imposed for such twenty-four (24) calendar month period. Prior to the end of the first period of thirty-six (36) months, Union Miniere shall provide in writing to SMC a proposal for any adjustment to charges for such subsequent twenty-four (24) calendar month period, which proposal shall include documentation to demonstrate that such proposed adjustment to charges directly results from an increase in actual costs to Union Miniere in performing the services under this Agreement; provided, however, that in no event shall Union Miniere propose to increase any of the charges by an amount exceeding 5% of any such charge as set forth in Exhibit D. Until agreement as to adjusted charges has been reached, the charges in Section 11.1 shall be payable. Upon the establishment of any new charges pursuant to this Section 11.2, such new charges shall apply to all deliveries of PGM Concentrate made to Union Miniere after the end of the thirty-sixth (36th) calendar month described above, but shall have no application to deliveries of PGM Concentrate made to Union Miniere before such date.

          11.3 PAYMENT OF CHARGES

          SMC SHALL PAY TO UNION MINIERE THE TOTAL AMOUNT OF THE CHARGES PAYABLE UNDER THIS AGREEMENT. SUCH AMOUNT SHALL BE PAID BY SMC IN U.S. DOLLARS NO LATER THAN TWENTY (20) DAYS AFTER RECEIPT BY SMC OF THE PROVISIONAL INVOICE OR FINAL INVOICE FROM UNION MINIERE. When provisional invoicing and payment have been made, a final accounting shall follow as soon as all necessary data are available.


12.       ASSAYS
          ------

          12.1 ASSAY PROCEDURES

               The samples of PGM Concentrate, by Lot, shall be analyzed by each Party independently to assay the content therein of precious metals. Such assays of platinum, palladium gold and silver shall be performed using fire assay lead collection procedures and assays of rhodium shall be performed using nickel sulfide collection procedures.

          12.2 EXCHANGE OF ASSAYS

               The results of the assays of samples performed as described in
          Section 12.1 shall be exchanged simultaneously by registered airmail between SMC and Union Miniere on a date to be agreed upon in advance, but in no event later than a date sixty (60) days after the Date of Delivery of the respective Lot.

          12.3 SPLITTING DIFFERENCE IN PARTIES' ASSAYS

               Should the difference between the results of the assays of both Parties be not more than:

                    For Pt.: 0.50% relative;
                    For Pd.: 0.50% relative;
                    For Au.: 1.00% relative;
                    For Rh.: 1.00% relative;
                    For Ag.: 5.00% relative;

               then the exact mean of the two results shall be taken as the Final Assay for the purpose of final accounting.

          12.4 UMPIRE ASSAY

               12.4.1  Rotation Among Umpires.  In the event of a greater
                       ----------------------
          difference between the Parties' assays than the amounts specified in
          Section 12.3 above, an umpire assay shall be made by one of the following umpires, acting in rotation, sampled Lot by sampled Lot:

          Laboratoire D' Analyse Bachelet
          Rue due Val Benoit, 129
          B-4900
          Angleur, Belgium

          A.H. Knight International Ltd
          Eccleston Grange, Prescot Rd.
          GB-WA 10 3BA St. Helens - Merseyside
          Great Britain

          Inspectorate Griffith Ltd
          2 Perry Road, Witham
          Essex,  CM8 3TU
          England, Great Britain

          Allex Stewart Assay
          Caddish Road, Knowsley
          Industrial Estate - Merseyside
          Great Britain

               12.4.2  Umpire Assay between Parties' Assays.  Should the umpire
                       ------------------------------------
          assay fall between the results of the two Parties or coincide with either, the arithmetical mean of the umpire assay and the assay of the Party which is nearer to the umpire assay shall be taken as the Final Assay. In the event that the umpire assay is exactly between the assay of the two Parties, the umpire assay shall be taken as the Final Assay.

               12.4.3  Umpire Assay Outside Exchanged Results.  Should the
                       --------------------------------------
          umpire assay fall outside the exchanged results, the assay of the Party which is nearer to the umpire assay shall be taken as the Final Assay.

               12.4.4  Cost of Umpire Assay.  The cost of the umpire assay shall
                       --------------------
          be borne by the Party whose result is further from the umpire's. However, if the umpire assay is the exact mean of the assays exchanged by the Parties, such cost shall be borne equally by the Parties.

               12.4.5  Replacement of Existing Umpire.  Either Party may
                       ------------------------------
          recommend that an existing umpire be replaced. Any such replacement shall be subject to unanimous agreement of the Parties.


13. DEFAULT
    -------

          13.1 DEFAULT IN PAYMENT OF CHARGES

               Subject to thirty (30) days advance written notification, and a reasonable time to cure upon the failure of SMC to pay the charges as required by Section 11 hereof, Union Miniere may retain or sell Returnable Metals for an amount equivalent to the total amount of charges due plus interest for the applicable period, which shall be at the one-month LIBOR rate ruling at the due date of the payment, as published in the Wall Street Journal. Returnable Metals retained or sold by Union Miniere under the terms of this Section 13.1 shall be valued and/or sold at the fair market value on the date of retention and/or sale.

          13.2 DEFAULT BY UNION MINIERE

               Subject to thirty (30) days advance written notification, and a reasonable time to cure, the failure of Union Miniere to satisfy any of its obligations hereunder, including its failure to satisfy the minimum purity levels for Returnable Metals, shall constitute a default hereunder. A default by Union Miniere hereunder shall furthermore exist in the event Union Miniere shall make or offer to make any arrangement with creditors or commit any act of bankruptcy. Upon such a default by Union Miniere, SMC may terminate this Agreement as provided in Section 3.3.3 and all future obligations of SMC shall cease.

          13.3 SUSPENSION OF PERFORMANCE

               Default of performance by either Party under this Agreement shall give to the non-defaulting Party the right to suspend its further performance under this Agreement.


14. EXPORT OF RETURNABLE METALS
    ---------------------------

     The Returnable Metals shall be exported from Belgium within twelve (12) months of the Date of Delivery. SMC shall require any of its purchasers of such Returnable Metals to comply with the requirements of this Section 14.

     Detailed instructions (country of destination, forwarding agent, agent, means of transportation, etc.) regarding the removal of the Returnable Metals shall be given by SMC or SMC's assignee so as to reach Union Miniere at least five (5) business days before the date of the removal. Any such instructions of SMC or its assignee, in their entirety, must be written. Notwithstanding the provisions of this Section 14, transfers between the account of SMC at Union Miniere and /or third party accounts at Union Miniere shall occur on the same day as the receipt of detailed written instructions from the designated person of SMC; provided that, if such instructions are received on a day which is not a business day in Belgium, then such account transfers shall be accomplished on the next succeeding business day.


15.  FORCE MAJEURE
     -------------

     15.1 EXTENSION OF TIME

          If, at any time, either Party is delayed in or prevented from exercising its rights or performing its obligations under this Agreement (other than payment of money), which delays or preventions are caused by any cause beyond the reasonable control of such Party including, without limiting the generality of the foregoing, acts of God, accidents, strikes, insurrections, lockouts or other labor or industrial disturbances, actions of any competent governmental authority or court orders, future orders of any regulatory body having jurisdiction, acts of the public enemy, wars (declared or undeclared), riots, sabotage, blockades, embargoes, shortages of or inability to secure fuel, power, contractors, labor, raw materials, railroad or transport facilities, failure of and damage to or destruction of machinery, plant and equipment, snowslides, landslides, lightning, weather conditions materially preventing or impairing work, fires, storms, floods, washouts and explosions, and any other causes beyond the reasonable control of the Party in question, whether of the kind enumerated herein or otherwise, such Party shall not be liable for any such failure or delay by it to perform its obligations hereunder and the period of all such delays or preventions resulting from such causes or any of them shall be excluded in computing and shall extend the time within which Party may exercise its rights or perform its obligations hereunder for a period equal to the total duration of all such instances.

     15.2 NOTICE REQUIRED; OPTION TO TERMINATE

          Neither Party's performance shall be excused or extended under this
          Section 15, unless the Party claiming force majeure shall give the other immediate notice of the occurrence of such event and the expected duration thereof. The non-claiming Party shall be entitled to terminate this Agreement without further liability upon notice to the other Party in the event that a condition or conditions of force majeure shall continue for more than three (3) consecutive months. In the condition or conditions of force majeure continue for a period in excess of twelve (12) consecutive months, then either Party may terminate this Agreement, without further liability, by written notice to the other Party. In the event of termination for reasons of force majeure affecting SMC, the liquidated damages set forth in Section 3.2 shall not apply.

     15.3 ALLOCATION OF RESOURCES

          In the event of a claim of force majeure, Union Miniere shall have an obligation to allocate its available refining services or other resources among all of its customers, including SMC, on a pro rata basis in accordance with its obligations thereto.

     15.4 EFFECTS ON PARTIES

          Upon receipt of notice from Union Miniere of termination as a result of force majeure in accordance with Section 15.2, SMC shall be immediately entitled to ship PGM Concentrate to an alternative treatment facility and divert any shipment already in route. Union Miniere shall cooperate with SMC as necessary or appropriate to facilitate such diversion and alternative facility treatment and the orderly transition back to Union Miniere upon cessation of the condition of force majeure. Union Miniere shall be excused for the duration of any cause of force majeure from accepting further deliveries of PGM Concentrate from SMC.

     15.5 BEST EFFORTS REQUIRED

          The Party claiming force majeure shall use all reasonable best efforts to eliminate such event insofar as possible with a minimum of delay; provided, however, neither Party shall be required to settle a labor dispute or strike against its best interest, such settlement and negotiations being totally within such Party's discretion.



16. RESOLUTION OF DISPUTES
    ----------------------

     16.1 GOOD FAITH, FAIR DEALING

          The Parties hereto confirm that the spirit of mutual cooperation and goodwill underlie this Agreement, and that the Parties shall perform the transactions contemplated hereunder based on principles of mutual cooperation. It is therefore agreed and understood that if one of the Parties has been put into an excessively inequitable or unreasonable position due to unforeseen conditions or circumstances beyond the control of either Party, then both Parties shall upon request by the Party affected by such change enter into good faith negotiations to arrive at an equitable solution.

     16.2 ARBITRATION

          All disputes arising under this Agreement, which cannot be settled by mutual consent and negotiations within a period of one hundred eight
          (180) days after commencement of such negotiations (or within such other period as specifically specified herein for the applicable dispute), shall be finally settled by way of arbitration under the rules of Conciliation and Arbitration of the International Chamber of Commerce. The Parties hereto agree that each Party shall nominate an arbitrator and the two arbitrators nominated by them shall agree on a third arbitrator within 30 days after their nomination. The decision of the arbitrators shall be final and binding upon the Parties thereto and may be enforced by any court of competent jurisdiction over its person and venue in such court. The place of arbitration shall be New York, New York USA, in any event and the language of the arbitration shall be English. Costs of arbitration shall be charged or apportioned as directed by the arbitrators. Either Party on behalf of the Parties hereto shall have the right to commence any such arbitration procedure.


17. APPLICABLE LAW
    --------------

    THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE "CODE SUISSE DES OBLIGATIONS."


18. CONFIDENTIALITY
    ---------------

    Each Party shall consider all information, documents and other materials provided hereunder (collectively, "Confidential Information") as confidential and proprietary information of the disclosing Party, and the receiving Party agrees to maintain in confidence all such Confidential Information and not to divulge such Confidential Information in whole or in part to any third party and not to make use of such Confidential Information other than in relation to meeting its obligations under this Agreement. This obligation shall not apply to: (i) Confidential Information which at the time of disclosure is in the public domain; or (ii) Confidential Information which, after disclosure, becomes part of the public domain by publication or otherwise, other than by an unauthorized act or omission of the receiving Party; or (iii) Confidential Information which the receiving party is required by law or at the request of any governmental organization to make public.

19. MODIFICATIONS
    -------------

    Neither this Agreement nor any terms or provisions hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing specifically purporting so to do and signed by the Parties hereto.

20. SUCCESSORS AND ASSIGNS
    ----------------------

    This Agreement and all of its provisions shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties hereto.

21. ASSIGNMENT
    ----------

    This Agreement may not be assigned by any Party without the prior written consent of the other Party. Such consent shall not be unreasonably withheld.

22. NOTICES
    -------

    All notices shall be given by telex or telecopier and shall be deemed received upon receipt of electronic confirmation of the same.

    Notices to Union Miniere shall be directed as follows:

          S.A. Union Miniere N.V.    Telephone   32 3 8217624
          A. Grienerstraat 14        Telecopier  32 3 8217807
          2660 Hoboken, Belgium      Telex       34004 UM B

    Notices to SMC shall be directed as follows:

          Stillwater Mining Company  Telephone     (406) 328-6400
          HC 54 Box 365  Telecopier  (406) 328-8506
          Nye, Montana  59061 - USA

23. ENTIRE AGREEMENT
    ----------------

    This Agreement represents the complete agreement between the Parties hereto and supersedes all prior or contemporaneous oral or written agreement of the Parties to the extent they relate in any way to the subject matter hereof.

24. COUNTERPARTS
    ------------

    This Agreement may be executed by the Parties hereto in two or more counterparts, each of which when so executed and delivered shall be an original, and it shall not be necessary in making proof of this Agreement, as to any Party hereof, to produce or account for more than one such counterpart executed by such Party.

25. WAIVER
    ------

    The waiver of any breach of this Agreement by either Party hereto shall in no way constitute a waiver of any future breach, whether similar or dissimilar in nature.

26. HEADINGS AND TABLE OF CONTENTS
    ------------------------------

    The headings to all sections, subsections and exhibits, and the table of contents contained in this Agreement, shall not form a part of this Agreement or of its exhibits, but shall be regarded as having been used for the convenience of reference only.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers effective from and after the day and year first above written.


                                        S.A. UNION MINIERE N.V.,
                                        BUSINESS UNIT HOBOKEN



                        WILLY FIERAIN   By: PAUL VAN NEGEN
                                           _____________________________________
                                        Title: VICE PRESIDENT
                                              __________________________________


                                        STILLWATER MINING COMPANY, A DELAWARE
                                        CORPORATION



                                        By: /s/ JOHN ANDREWS
                                           _____________________________________
                                        Title: PRESIDENT
                                              __________________________________